Exhibit 10.2

LOCKUP AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the 21st day of September, 2010, by [Dara Torres] (“Holder”), maintaining an address at _______________________, in connection with her ownership of shares of NXT Nutritionals Holdings, Inc., a Delaware corporation (“NXT” or the “Company”).

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.           Background.

a.           This Lockup Agreement is being entered into by the parties in connection with an agreement between the Company and Dara Torres (“Athlete”) dated effective as of September 1, 2010 (the “Endorsement and Service Agreement”), pursuant to which the Company has agreed to issue the Athlete up to Seven Hundred Fifty Thousand (750,000) restricted shares of NXT’s restricted common stock (the “Lockup Shares”) for services to be rendered under the Endorsement and Services Agreement.   Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning ascribed to them in the Endorsement and Services Agreement.

b.           As a condition to the Endorsement and Services Agreement and as an inducement to the Company to enter into the Endorsement and Services Agreement, Holder understands that the Company has required an agreement from the Holder to refrain from selling any of the Lockup Shares, for a period of twelve (12) months from the date of issuance (“Restricted Period”).

2.           Sale Restriction.

a.           Holder hereby agrees that during the Restriction Period, the Holder will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, transfer or otherwise dispose of any of the Lockup Shares which Holder owns or has a right to acquire as of the date hereof.  Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of the Lockup Shares held by Holder in violation of this Agreement.

b.           Any subsequent issuance of Lockup Shares pursuant to the Endorsement and Services Agreement by the Company to the Holder will be subject to the provisions of this Agreement.

c.           Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Lockup Shares (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

3.           Miscellaneous.

a.           At any time, and from time to time, after the signing of this Agreement, Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

b.           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Massachusetts or in the federal courts located in the state of Massachusetts.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or the Endorseent and Services Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

c.           The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d.           This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e.           This Agreement may be signed and delivered by facsimile signature and delivered electronically.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

/s/ Dara Torres______________________________
Dara Torres

COMPANY:

NXT NUTRITIONALS HOLDINGS, INC.

By:_Francis McCarthy_____________________________
Francis McCarthy
President and Chief Executive Officer

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